Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Regis Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Andrew H. Lacko and Amanda P. Rusin, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Regis Corporation 2018 Long Term Incentive Plan and/or the Regis Corporation Stock Purchase and Matching RSU Program and to file the same with the SEC, granting unto these attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 31st day of August, 2018.

Signature	Title

/s/ Hugh E. Sawyer Hugh E. Sawyer	President, Chief Executive Officer and Director

/s/ Kersten D. Zupfer Kersten D. Zupfer	Senior Vice President, Controller and Chief Accounting Officer

/s/ Daniel G. Beltzman Daniel G. Beltzman	Director

/s/ Virginia Gambale Virginia Gambale	Director

/s/ David J. Grissen David J. Grissen	Director

/s/ Mark Light Mark Light	Director

/s/ Michael J. Merriman Michael J. Merriman	Director

/s/ M. Ann Rhoades M. Ann Rhoades	Director

/s/ David P. Williams David P. Williams	Director